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                                                                     EXHIBIT 3.2

                            NNN APARTMENT REIT, INC.

                        AMENDED ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

     FIRST: The undersigned, Sharon A. Kroupa, whose address is c/o Venable LLP, Suite 1800, Two Hopkins Plaza, Baltimore, Maryland 21201, being at least eighteen (18) years of age, being the sole incorporator of NNN Apartment REIT, Inc., and acting in that capacity prior to the organization meeting of the Board of Directors of the corporation, hereby adopts Amended Articles of Incorporation of NNN Apartment REIT, Inc., a corporation formed under the general laws of the State of Maryland as follows.

     SECOND:The name of the corporation (which is hereinafter called the "Corporation") is:

                            NNN Apartment REIT, Inc.

     THIRD: The Corporation is formed for the purpose of carrying on any lawful business.

     FOURTH:The address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

     FIFTH: The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

     SIXTH: The total number of shares of stock which the Corporation has authority to issue is 100,000 shares, $.01 par value per share, of common stock. The aggregate par value of all authorized shares having a par value is $1,000. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

     SEVENTH: The Corporation shall have a board of seven directors unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial directors are:


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                                STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 4 page document on file in this office. DATED: December 28, 2005.

                                      SEAL
                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ Ann Custis, Custodian.
    --------------------------

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                                 Louis J. Rogers
                               Stanley J. Olander
                                   Mark Gamble
                               Robert A. Gary, IV
                                 W. Brand Inlow
                                D. Fleet Wallace
                                Glenn W. Bunting

     EIGHTH:(a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

          (b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

          (c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

     NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

     TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     IN WITNESS WHEREOF, I have signed these Amended Articles of Incorporation and acknowledge the same to be my act on this 28th day of December, 2005.



                                             /s/ Sharon A. Kroupa
                                             ----------------------------------
                                             Sharon A. Kroupa


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